Exhibit 99.1

Super Micro Computer, Inc. Announces Fiscal Year 2007 and 4th Quarter Financial Results

SAN JOSE, Calif., August 07, 2007 (BUSINESS WIRE) — Super Micro Computer, Inc. (NASDAQ:SMCI), a leader in application optimized, high performance server solutions, today announced fourth quarter and full-year financial results for fiscal year 2007.

Q4 Fiscal 2007 Highlights

•	Quarterly revenue of $110.9 million, up 5.0% and 23.3% from the third quarter fiscal year 2007 and year-ago quarter in fiscal year 2006, respectively

•	Net income of $5.5 million, or $0.14 per diluted share, up 35.1% and down 13.4% from third quarter fiscal year 2007 and year-ago quarter in fiscal year 2006, respectively

•	Server Solutions accounted for 37.6% of revenues

•	Introductions of new products including Blade Servers.

Q4 Fiscal 2007 Financial Results

Net revenue for the fourth quarter ended June 30, 2007 was $110.9 million, up 23.3% from $90.0 million in the fourth quarter of fiscal year 2006. Net revenue from server solutions comprised 37.6% of net revenues, up from 36.7% in the fourth quarter of fiscal year 2006. No customer accounted for more than 10% of net revenues during the quarter. On a sequential basis, net revenue was up 5.0% from $105.7 million in the third quarter of fiscal year 2007.

Net income for the fourth quarter of fiscal year 2007 was $5.5 million or $0.14 per diluted share compared to net income of $6.4 million, or $0.19 per diluted share in the same period a year ago. Included in net income for the quarter was $0.8 million of stock-based compensation expense (pre-tax). Excluding stock-based compensation expense and the related tax effect, non-GAAP net income for the fourth quarter was $6.1 million, or $0.16 per diluted share, compared to non-GAAP net income of $6.4 million, or $0.19 per diluted share, in the same period a year ago. On a sequential basis, non-GAAP net income was up $1.5 million or $0.02 per diluted share.

Gross margin for the fourth quarter was 18.0%, compared to 21.5% in the same period a year ago. Non-GAAP gross margin for the fourth quarter was 18.1% compared to 21.5% in the same period a year ago. Fourth quarter of fiscal year 2007 gross margin was lower than the same period a year ago due to higher inventory reserves in the fourth quarter of fiscal 2007 and delivery of new products based on new processor introductions, which benefited gross margins in Q4 of fiscal year 2006. On a sequential basis, non-GAAP gross margin was up 0.9% from 17.2% in the third quarter of fiscal 2007. The increase was primarily due to cost reductions on existing products and higher gross margins on new products such as 1U Twin and UIO offset in part by higher inventory reserves.

Full Fiscal 2007 Financial Results

Net revenue for the fiscal year ended June 30, 2007 was $420.4 million, up 39.0% from $302.5 million for the fiscal year ended June 30, 2006. Net income for fiscal year 2007 was $19.3 million or $0.57 per diluted share, compared to $16.9 million or $0.53 per diluted share in the fiscal year 2006. Excluding stock based-compensation expense and the related tax effect, non-GAAP net income for the fiscal year 2007 was $21.4 million or $0.63 per diluted share, compared to $17.6 million or $0.55 per diluted share for the fiscal year 2006.

The Company ended the fiscal year with $65.9 million in cash and cash equivalents and short term investments compared to $16.6 million at the end of fiscal year 2006.

In the first quarter of fiscal 2007, Super Micro Computer adopted Statement of Financial Accounting Standards No. 123R, Share-Based Payments (FAS 123R), which requires that stock-based compensation be recorded in its financial statements. The Company’s non-GAAP financial measures exclude the stock-based compensation expense and the related tax effect of the applicable items. The reconciliation between GAAP and non-GAAP net income, gross margin and net income per share is provided in the financial tables accompanying this press release.

Business Outlook & Management Commentary

Super Micro Computer expects net revenue to be in the range of $117 million to $120 million for the first quarter ending September 30, 2007 in the new fiscal year 2008.

“In the fourth quarter of fiscal 2007, after more than 2 years of development, we were proud to launch our new SuperBlade(TM) product line. Utilizing the Supermicro’s Server Building Block Solutions(R) approach which has made us successful in the rackmount server business, we are able to provide SuperBlades(TM) in versatile configuration flexibility for the enterprise, datacenter, high performance computing (HPC), and office computing markets” said Charles Liang, President and Chief Executive Officer of Super Micro Computer. “Our SuperBlade(TM) designs implement the very latest advancements in server technology, making them not only perfect for enterprise applications, but also ideal for HPC, data centers and office computing environments.”

“As we enter fiscal year 2008, we expect to see continued growth in the company, our overseas operations and our products lines. All these will help support the continued growth in revenues and being profitable every year for 13 years.”

Conference Call Information

Super Micro Computer will discuss these financial results and its outlook for the first quarter of fiscal 2008 in a conference call at 2:00 p.m. PT, today. Those wishing to participate in the conference call should call 866-293-8972 (international callers dial 913-312-1232) 10 minutes prior to registering. A replay of the call will be available until 11:59 pm ET on August 14, by dialing 888-203-1112 (international callers dial 719-457-0820) and entering replay PIN 4071883. The live web cast and replay of the call will be available on the Investor Relations section at www.supermicro.com, with the replay beginning approximately two hours after the conclusion of the call and will remain available until the Company’s next earnings call.

Cautionary Statement Regarding Forward Looking Statements

Statements contained in this press release that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate, among other things, to our expected financial and operating results, our ability to build and grow Super Micro Computer, the benefits of our products and our ability to achieve our goals, plans and objectives. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated. These include, but are not limited to: our dependence on continued growth in the market for X86 server, increased competition, difficulties of predicting timing, introduction and customer acceptance of new products, poor product sales, difficulties in establishing and maintaining successful relationships with our distribution partners, shortages or price fluctuations in our supply chain, our ability to protect our intellectual property rights, our ability to control the rate of expansion domestically and internationally, difficulty managing rapid growth and general political, economic and market conditions and events. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in our filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.

Use of Non-GAAP Financial Measures

Non-GAAP gross margin discussed in this press release excludes stock-based compensation expense. Non-GAAP net income (loss) and net income (loss) per share discussed in this press release exclude stock-based compensation expense and the related tax effect of the applicable items. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Pursuant to the requirements of SEC Regulation G, detailed reconciliations between the Company’s GAAP and non-GAAP financial results is provided at the end of this press release. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company’s SEC filings.

About Super Micro Computer, Inc.

Established in 1993, Supermicro emphasizes superior product design and uncompromising quality control to produce industry-leading serverboards, chassis and server systems. These mission-critical Server Building Block solutions provide benefits across many environments, including data center deployment, high-performance computing, high-end workstations, storage networks and standalone server installations. For more information on Supermicro’s complete line of advanced motherboards, SuperServers, and optimized chassis, visit www.Supermicro.com, email Marketing@Supermicro.com or call the San Jose, CA headquarters at +1 408-503-8000.

SUPER MICRO COMPUTER, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30, 2007	June 30, 2006
ASSETS
Current assets:
Cash and cash equivalents	$50,864	$16,509
Short-term investments	15,055	53
Accounts receivable, net	33,426	22,252
Inventories, net	66,772	57,612
Deferred income taxes—current	5,630	3,440
Prepaid expenses and other current assets	1,759	1,311

Total current assets	173,506	101,177
Property, plant, and equipment, net	31,089	29,605
Deferred income taxes—noncurrent	624	—
Other assets	364	219

Total assets	$205,583	$131,001

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$61,453	$52,019
Accrued liabilities	14,074	8,891
Income tax payable	1,489	1,085
Accrued litigation loss	—	575
Advances from receivable financing arrangements	982	800
Current portion of capital lease obligations	118	165
Current portion of long-term debt	304	616

Total current liabilities	78,420	64,151
Deferred income taxes—noncurrent	—	398
Long-term capital lease obligations—net of current portion	40	64
Long-term debt—net of current portion	11,251	18,621

Total liabilities	89,711	83,234
Stockholders’ equity:
Common stock	58,239	10,536
Deferred stock-based compensation	(1,500)	(2,563)
Retained earnings	59,133	39,794

Total stockholders’ equity	115,872	47,767

Total liabilities and stockholders’ equity	$205,583	$131,001

SUPER MICRO COMPUTER, INC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
Net sales	$110,945	$90,013	$420,393	$302,541
Cost of sales	91,003	70,678	345,384	242,235

Gross profit	19,942	19,335	75,009	60,306
Operating expenses:
Research and development	5,534	4,501	21,171	15,814
Sales and marketing	3,618	2,293	12,586	9,363
General and administrative	2,678	2,228	11,467	6,931
Provision for (reversal of) litigation loss	—	—	(120)	575

Total operating expenses	11,830	9,022	45,104	32,683
Income from operations	8,112	10,313	29,905	27,623
Interest income	575	75	765	254
Interest expense	(292)	(342)	(1,332)	(1,257)
Other income, net	—	—	—	2

Income before income taxes provision	8,395	10,046	29,338	26,622
Income tax provision	2,894	3,696	9,999	9,675

Net income	$5,501	$6,350	$19,339	$16,947

Net income per share:
Basic	$0.18	$0.29	$0.80	$0.77

Diluted	$0.14	$0.19	$0.57	$0.53

Shares used in per share calculation:
Basic	29,931,695	22,149,689	24,152,769	22,010,586

Diluted	38,570,651	32,850,665	33,946,074	31,846,864

Stock-based compensation is included in the following cost and expense categories by period (in thousands):

	Three Months Ended		Fiscal Year Ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
Cost of sales	$133	$24	$300	$102
Research and development	273	105	1,058	441
Sales and marketing	92	43	362	236
General and administrative	260	74	710	317

SUPER MICRO COMPUTER, INC

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS

(In thousands)

(Unaudited)

	Fiscal Year Ended June 30, 2007	Fiscal Year Ended June 30, 2006
OPERATING ACTIVITIES:
Net income	$19,339	$16,947
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	1,640	1,214
Stock-based compensation expense	2,430	1,096
Allowance for doubtful accounts	240	18
Allowance for sales returns	4,408	2,497
Loss on disposal of property and equipment	16	13
Deferred income taxes	(3,212)	(819)
Gain on short-term investments	(93)	(9)
Changes in operating assets and liabilities:
Accounts receivable, net	(15,822)	(11,244)
Inventories, net	(9,160)	(17,087)
Prepaid expenses and other current assets	(866)	(523)
Accounts payable	9,487	14,224
Income tax payable	1,936	(1,018)
Accrued litigation loss	(575)	575
Accrued liabilities	5,221	2,322

Net cash provided by operating activities	14,989	8,206

INVESTING ACTIVITIES:
Proceeds from short-term investments	145	1,826
Purchases of property and equipment	(3,042)	(11,452)
Purchases of short-term investments	(15,054)	(103)
Other assets	(157)	(63)

Net cash used in investing activities	(18,108)	(9,792)

FINANCING ACTIVITIES:
Proceeds from long-term debt	—	8,939
Proceeds from exercise of stock options	1,823	377
Repayment of long-term debt	(7,682)	(2,668)
Payment of obligations under capital leases	(210)	(97)
Advances under receivable financing arrangements	182	437
Proceeds from initial public offering of common stock, net of offering costs	43,361	—
Payment of deferred offering costs	—	(63)

Net cash provided by financing activities	37,474	6,925

Net increase in cash and cash equivalents	34,355	5,339
Cash and cash equivalents at beginning of year	16,509	11,170

Cash and cash equivalents at end of year	$50,864	$16,509

Supplemental disclosure of cash flow information:
Cash paid for interest	$1,332	$1,255
Cash paid for taxes	$11,275	$11,510

Non-cash investing and financing activities:
Equipment purchased under capital leases	$139	$216
Deferred stock-based compensation related to stock option grants	$—	$2,345
Reversals of deferred stock-based compensation for cancellation of stock options	$164	$77
Accrued costs for property and equipment purchases	$78	$131
Accrued offering costs	$317	$355

SUPER MICRO COMPUTER, INC

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
GAAP GROSS PROFIT	$19,942	$19,335	$75,009	$60,306
Add back stock-based compensation (a)	133	24	300	102

Non-GAAP GROSS PROFIT	$20,075	$19,359	$75,309	$60,408

GAAP GROSS MARGIN	18.0%	21.5%	17.8%	19.9%
Add back stock-based compensation (a)	0.1%	0.0%	0.1%	0.1%

Non-GAAP GROSS MARGIN	18.1%	21.5%	17.9%	20.0%

GAAP INCOME FROM OPERATIONS	$8,112	$10,313	$29,905	$27,623
Add back stock-based compensation (a)	758	246	2,430	1,096

Non-GAAP INCOME FROM OPERATIONS	$8,870	$10,559	$32,335	$28,719

GAAP NET INCOME	$5,501	$6,350	$19,339	$16,947
Add back stock-based compensation (a)	758	246	2,430	1,096
Add back adjustments to tax provision (b)	(190)	(162)	(365)	(399)

Non-GAAP NET INCOME	$6,069	$6,434	$21,404	$17,644

GAAP NET INCOME PER SHARE—BASIC	$0.18	$0.29	$0.80	$0.77
Add back stock-based compensation and adjustments to tax provision (a) (b)	0.02	0.00	0.09	0.03

Non-GAAP NET INCOME PER SHARE—BASIC	$0.20	$0.29	$0.89	$0.80

GAAP NET INCOME PER SHARE—DILUTED	$0.14	$0.19	$0.57	$0.53
Add back stock-based compensation and adjustments to tax provision (a) (b)	0.02	0.00	0.06	0.02

Non-GAAP NET INCOME PER SHARE—DILUTED	$0.16	$0.19	$0.63	$0.55

SHARES USED IN COMPUTING NET INCOME PER SHARE
BASIC—GAAP	29,931,695	22,149,689	24,152,769	22,010,586

BASIC—Non-GAAP	29,931,695	22,149,689	24,152,769	22,010,586

DILUTED—GAAP	38,570,651	32,850,665	33,946,074	31,846,864

DILUTED—Non-GAAP	38,868,832	33,068,971	34,148,251	32,076,460

(a)	Amortization of SFAS No. 123R, APB 25 and SFAS No. 123 stock-based compensation for the three and twelve months ended June 30, 2007 and June 30, 2006.
(b)	The provision of income taxes used in arriving at the non-GAAP net income was computed using an income tax rate of 32.6% and 36.3% for the fiscal years ended June 30, 2007 and 2006, respectively.

SMCI-F

SOURCE: Super Micro Computer, Inc.

Super Micro Computer, Inc.

Howard Hideshima, 408-503-8000

Chief Financial Officer

ir@supermicro.com

or

Kalt Rosen Group/Ruder Finn

Howard Kalt, 415-317-0092

Investor Relations

ir@supermicro.com

Copyright Business Wire 2007